Exhibit 99

Media contact:	Investor Relations contact:
Donna Owens Cox	Mark F. Pomerleau
tel 203 461 7634	tel 203 461 7616

MeadWestvaco Will Consolidate Consumer & Office Products Operations

Move Will Better Align Production and Distribution in U.S. Market

STAMFORD, Conn. August 5, 2004 – MeadWestvaco Corporation (NYSE: MWV) today announced that it will consolidate its Consumer & Office Products operations in North America and will close facilities in St. Joseph, Missouri, and Garland, Texas.

The consolidation will strengthen MeadWestvaco’s competitive position by better aligning production and distribution with the needs of its U.S. customers, and will enable the company to increase efficiency through cost reduction and productivity improvement. The realignment is part of a two-year, $500 million productivity initiative that was announced last December.

The St. Joseph and Garland facilities presently produce a wide variety of paper-based school and office products, including spiral-bound notebooks and envelopes. All of these products will continue to be supplied by MeadWestvaco and the company’s capacity to supply these products will not be affected.

MeadWestvaco expects to complete the facility closures by the end of 2004, transferring production, distribution and some equipment to other facilities in North America. This will result in the elimination of approximately 400 jobs in the St. Joseph facility and approximately 200 jobs in the Garland facility. All affected employees will receive termination benefits as part of the transition. These plant closings will result in MeadWestvaco incurring a pretax charge of $45 to $50 million associated with employee termination benefits, asset writedowns and other related costs.

MeadWestvaco’s Consumer & Office Products Group is a producer and distributor of school supplies, time management products such as planners and calendars, home office products and related items.

MeadWestvaco Corporation, headquartered in Stamford, Conn., is a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. Among the principal markets it serves are the automotive, beverage, consumer products, healthcare, media and entertainment, and publishing industries. The company operates in 29 countries and serves customers in nearly 100 nations. Its highly recognized consumer and office brands include AT-A-GLANCE®, Day Runner®, Cambridge®, Columbian®, Five Star®, and Mead®. MeadWestvaco manages strategically located forestlands according to stringent environmental standards and in conformity with the Sustainable Forestry Initiative®. For more information, visit www.meadwestvaco.com.

August 5, 2004

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings and cash flow expected from the company’s productivity initiative; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation, currency movements and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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